Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-135849, 333-135850, 333-140011, 333-163452, 333-166707, 333-167238 and 333-168844) and on Form S-3 (No. 333-170957) of Windstream Corporation of our reports dated February 22, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLC
Little Rock, Arkansas
February 22, 2011